[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE GROWTH FUND

10f-3 TRANSACTIONS FOR THE PERIOD NOVEMBER 30, 1997
                                                                         Total
                                                              Shares     Shares  % of Issue                      Shares
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              11/30/97
Teleport Comm. Group      11/06/97 217,000  0.00%    $45.00   351,200    15,000  2.34%    Morgan Stanley         #########

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1,1997 THROUGH FEBRUARY 28,1998
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              02/28/98
Boston Properties         01/26/98 327,200  0.00%    $35.13   848,700    20,000  4.24%    Goldman Sachs          327,200

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1998 THROUGH MAY 31, 1998
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              05/31/98

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1998 THROUGH AUGUST 31, 1998
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              08/31/98
Loral Space & Communicatio06/24/98 717,000  0.00%    $27.00   778,800    6,700   11.62%   Lehman Brothers        #########

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1998 THROUGH OCTOBER 30, 1998
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              10/30/98

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the purchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.